Joint Filer Information
Name:			Regency LP Acquirer, L.P.
Name:			EFS Regency GP Holdco II, LLC
Address:		120 Long Ridge Road
		        Stamford, Connecticut 06927
Designated Filer:	Aircraft Services Corporation
Issuer & Ticker Symbol:	Regency Energy Partners LP (RGNC)
Date of Event Requiring Statement:	11/06/2007

Signatures of Reporting Persons
EFS Regency GP Holdco II, LLC
By:	Aircraft Services Corporation
	its Managing Member
By:  /s/ Tyson Yates
Name: Tyson Yates
Title:	 Vice President

Regency LP Acquirer, L.P.
By:	EFS Regency GP Holdco II, LLC
Its: General Partner
By:	Aircraft Services Corporation
	its Managing Member
By: /s/ Tyson Yates
Name: Tyson Yates
Title:	 Vice President